Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SFAC MERGER HOLDINGS, INC.

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                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

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            I, the undersigned, sole Incorporator of SFAC Merger Holdings, Inc.
a Delaware corporation (hereinafter called the "Corporation"), do hereby certify as follows:

            FIRST: Article 1 of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

            1. Name. The name of the corporation is SFAC New Holdings, Inc. (hereinafter the "Corporation").

            SECOND: The Corporation has not received payment for any of its stock and the foregoing amendment was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 3rd day of June, 1999.

                              SFAC MERGER HOLDINGS, INC.,


                              By: /s/ Mitchell S. Fishman
                              ------------------------------------
                              Name: Mitchell S. Fishman
                              Title:   Incorporator